Exhibit 21.1

Coty Inc. Subsidiary List[1] as of June 30, 2024
Entity Name	Domestic Jurisdiction
Coty Argentina S.A.	Argentina
Coty Australia Holdings PTY Ltd.	Australia
Coty Australia Legacy Pty. Limited	Australia
Coty Australia PTY. Limited	Australia
Gresham Cosmetics Pty Ltd	Australia
HFC Prestige International Australia PTY Ltd	Australia
Coty Beauty Austria GmbH	Austria
HFC Prestige Products N.V.	Belgium
Coty Brasil Comércio S.A.	Brazil
Savoy Indústria de Cosméticos S.A.	Brazil
HFC Prestige International Canada, Inc.	Canada
TJoy Holdings Co. Ltd.	Cayman Islands
Coty Cosméticos Chile Limitada	Chile
Coty China Holding Limited	China
Coty Hong Kong Distribution Ltd.	China
Coty International Trade (Shanghai) Co., Ltd.	China
Coty Prestige Shanghai Ltd.	China
HFC (Shanghai) Cosmetics Co., Ltd	China
Nanjing Yanting Trade Co. Ltd.	China
Suzhou Ganon Trading Co., Ltd.	China
Suzhou Jiahua Biochemistry Co. Ltd	China
HFC Prestige Service Costa Rica S.R.L.	Costa Rica
Coty Ceska republika, s.r.o.	Czechia
Coty Holdings UK Limited	England and Wales
Quest Beauty Limited	England and Wales
Coty S.A.S.	France
Coty France S.A.S.	France
Else France S.A.S.	France
Fragrance Production S.A.S.	France
HFC Prestige Holding France	France
Coty Beauty Germany GmbH	Germany
Coty Brands Management GmbH	Germany
Coty Germany Holding GmbH	Germany
HFC Prestige Manufacturing Cologne Germany GmbH	Germany
Zadafo Verwaltungsgesellschaft mbH	Germany
Chi Chun Industrial Co. Ltd.	Hong Kong
Coty Hong Kong Limited	Hong Kong
Coty INT Hong Kong Limited	Hong Kong
Coty Prestige Shanghai (HK) Ltd.	Hong Kong
Coty Prestige Southeast Asia (HK) Limited	Hong Kong
Ming-De Investment Co. Ltd.	Hong Kong
Super Globe Holdings Ltd.	Hong Kong

Coty Hungary Kft.	Hungary
PT StarAsia Distributions Indonesia	Indonesia
Coty Ireland Ltd.	Ireland
Coty UK&I Limited	Ireland
HFC Prestige Manufacturing Ireland Ltd.	Ireland
Coty Italia S.R.L.	Italy
Coty Japan Godo Kaisha	Japan
Coty Korea Ltd.	Korea, Republic Of
Coty INT Malaysia Sdn. Bhd.	Malaysia
Coty Brands México, S. de R.L. de C.V.	Mexico
Coty México, S.A. de C.V.	Mexico
Coty Lancaster S.A.M.	Monaco
Coty B.V.	Netherlands
Coty Global 5 B.V.	Netherlands
Coty Global 6 B.V.	Netherlands
Coty Global 7 B.V.	Netherlands
Coty Global Holdings B.V.	Netherlands
Coty Holding Topco B.V.	Netherlands
Coty International B.V.	Netherlands
Coty International Holding B.V.	Netherlands
Coty Management B.V.	Netherlands
Coty Netherlands B.V.	Netherlands
Coty Operations B.V.	Netherlands
HFC Prestige International Netherlands Holding B.V.	Netherlands
Lancaster B.V.	Netherlands
Coty Prestige Southeast Asia Philippines, Inc.	Philippines
Coty Eastern Europe sp. z.o.o.	Poland
Coty Beauty Portugal S.A.	Portugal
HFC Prestige International Puerto Rico LLC	Puerto Rico
Coty Cosmetics Romania SRL	Romania
Coty Arabia Trading Company LLC	Saudi Arabia
Coty Asia Pte. Ltd.	Singapore
Coty Operations Asia Pacific Pte. Ltd.	Singapore
Coty Prestige Southeast Asia Pte. Ltd.	Singapore
Coty Singapore Pte. Ltd.	Singapore
Coty Southeast Asia Pte. Limited	Singapore
HFC Prestige International Operations Switzerland SARL Singapore Branch	Singapore
HFC Prestige International Singapore Pte. Ltd.	Singapore
Coty Slovenská Republika s.r.o.	Slovakia
Coty Beauty South Africa (PTY) Ltd.	South Africa
Coty Beauty Spain, S.L.U.	Spain
Coty Spain S.L., Sociedad Unipersonal	Spain
Coty International B.V. Swiss Branch	Switzerland
Coty JV Holdings Sarl	Switzerland
HFC Prestige International Operations Switzerland Sàrl	Switzerland
Coty Beauty Swiss Sàrl	Switzerland
StarAsia Taiwan Co., Ltd.	Taiwan, Province Of China

Coty Operations (Thailand) Co., Ltd.	Thailand
Coty Distribution Emirates L.L.C.	United Arab Emirates
Coty Middle East Fzco	United Arab Emirates
Coty Regional Trading FZE	United Arab Emirates
Bourjois Limited	United Kingdom
Coty Brands Group Limited	United Kingdom
Coty Export U.K. Ltd.	United Kingdom
Coty Manufacturing UK Ltd.	United Kingdom
Coty Services U.K. Ltd.	United Kingdom
Coty U.K. Limited	United Kingdom
Coty UK&I Ltd	United Kingdom
Del Laboratories U.K. Limited	United Kingdom
HFC Prestige Manufacturing UK Ltd	United Kingdom
HFC Prestige Products Ltd.	United Kingdom
HFC Prestige Service UK Ltd	United Kingdom
Lancaster Group, Ltd.	United Kingdom
Rimmel International Ltd.	United Kingdom
HFC Prestige Products, Inc.	United States - CT
Calvin Klein Cosmetic Corporation	United States - DE
Coty Brands Management Inc.	United States - DE
Coty DTC Holdings, LLC	United States - DE
Coty Holdings, Inc.	United States - DE
Coty Inc.	United States - DE
Coty International LLC	United States - DE
Coty Operations Americas LLC	United States - DE
Coty US Holdings Inc.	United States - DE
Coty US LLC	United States - DE
DLI International Holding I LLC	United States - DE
DLI International Holding II Corp	United States - DE
Galleria Co.	United States - DE
Graham Webb International, Inc.	United States - DE
HFC Prestige International U.S. LLC	United States - DE
King Kylie, LLC	United States - DE
Launch Beauty LLC	United States - DE
O P I Products, Inc.	United States - DE
Rimmel Inc.	United States - DE
The Wella Corporation	United States - DE
Noxell Corporation	United States - MD
Coty Beauty Vietnam Company Limited	Viet Nam

1 Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of certain other subsidiaries of Coty Inc. are omitted.
These subsidiaries, considered in the aggregate, would not constitute a "significant subsidiary" under SEC rules.”

3